UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 28, 2010

SUPER LUCK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51817	33-1123472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House

1 Connaught Place, Central, Hong Kong

(Address of principal executive offices)

852-2802-8663

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2010, Super Luck, Inc.’s (the “Registrant”), subsidiary, Beijing ShijiJiayu Technology Limited (“BSTL”) entered into an Amended Sales and Production Authorization Agreement (the “Amended Agreement”) with Century Health Medical Limited (“CHML”), a Chinese company.  The Amended Agreement amends the terms and conditions relating to the payment of fees set forth in the initial Sales and Production Authorization Agreement (the “Initial Agreement”), entered into between BSTL and CHML on September 17, 2008, a copy of which was filed as Exhibit 10.3 to a Form 8-K filed by the Registrant on October 23, 2008, and is hereby incorporated by reference.  Under the terms of the Initial Agreement, CHML was required to pay BSTL 70% of the revenues generated by the sales of the AIDS Medication Capsule.  Pursuant to the terms and conditions of the Amended Agreement, once CHML begins selling the AIDS Medication Capsule, CHML is required to pay BSTL 9% of the sales revenue that CHML generates through its sales of the AIDS Medication Capsule.  The AIDS Medication Capsule is still in clinical trials in the Peoples Republic of China.  As a result, as of the date of this Form 8-K, CHML has not generated any revenue from sales of the AIDS Medication Capsule.

The foregoing description of the Amended Sales and Production Authorization Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Sales and Production Authorization Agreement, which is filed hereto as Exhibit 10.4, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)

The following exhibits are filed as part of this Current Report on Form 8-K

10.4   Sales and Production Authorization Agreement dated February 28, 2010 by and between CHML and BSTL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK, INC.

Date: March 8, 2010

/s/ Yan Tsang, Chief Executive Officer